CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statements of Additional Information for Putnam Emerging Markets Income Fund, Putnam Global Dividend Fund, Putnam Intermediate-Term Municipal Income Fund, Putnam Low Volatility Equity Fund, Putnam Short-Term Municipal Income Fund, and Putnam Strategic Volatility Equity Fund, each a series of the Putnam Funds Trust.

/s/ KPMG LLP

Boston, Massachusetts
March 11, 2013